Exhibit 3.3
RESTATED
CERTIFICATE OF INCORPORATION
OF
BRIGHTHOUSE FINANCIAL, INC.
(a Delaware corporation)
BRIGHTHOUSE FINANCIAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.The present name of the corporation is Brighthouse Financial, Inc. (the “Corporation”).
2.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 2016.
3.This Restated Certificate of Incorporation of the Corporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as theretofore amended or supplemented and there is no discrepancy between the provisions of the Certificate of Incorporation of the Corporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation.
4.This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.
5.The Certificate of Incorporation of the Corporation is hereby integrated and restated to read in its entirety as follows:
ARTICLE I
NAME OF CORPORATION
The name of the corporation is Brighthouse Financial, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, and the name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).
ARTICLE IV
STOCK
SECTION 1. CAPITAL STOCK. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one billion one hundred million (1,100,000,000), which shall be divided into two classes, consisting of one billion (1,000,000,000) shares of Common Stock, par value of $0.01 per share (the “Common Stock”), and one hundred million (100,000,000) shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).

(b) Subject to the rights of the holders of any outstanding series of Preferred Stock provided by this Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, this “Certificate of Incorporation”), the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
(c) Provisions Relating to the Common Stock.
(1) Except as otherwise provided in this Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.
(2) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise, as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
(3) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
(4) The holders of shares of Common Stock shall not have cumulative voting rights.
(d) Provisions Relating to the Preferred Stock.
(1) Shares of Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including the voting powers, whether full, limited or no voting powers), preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption and liquidation preferences.
(2) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.
(3) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

(4)    Pursuant to the authority conferred by this Article IV upon the Board of Directors, the Board of Directors created:
(i) a series of 17,000 shares of Preferred Stock designated as 6.600% Non-cumulative Preferred Stock, Series A (the “Series A Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware (the "Secretary of State") on March 20, 2019, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are set forth in Annex A hereto and are incorporated herein by reference;
(ii) a series of 16,100 shares of Preferred Stock designated as 6.750% Non-cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on May 19, 2020, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock are set forth in Annex B hereto and are incorporated herein by reference;
(iii) a series of 23,000 shares of Preferred Stock designated as 5.375% Non-cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on November 18, 2020, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock are set forth in Annex C hereto and are incorporated herein by reference; and
(iv) a series of 14,000 shares of Preferred Stock designated as 4.625% Non-cumulative Preferred Stock, Series D (the “Series D Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on November 18, 2021, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock are set forth in Annex D hereto and are incorporated herein by reference.
(e) For purposes hereof and the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), the term “Certificate of Incorporation” includes the Certificate of Incorporation as it may be amended by any Preferred Stock Certificate of Designation from time to time.
SECTION 2. VOTING IN ELECTION OF DIRECTORS. Except as may be required by law or as provided in this Certificate of Incorporation, (a) holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and (b) holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be taken by written ballot.
SECTION 3. OWNER. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
SECTION 4. SPECIAL MEETING OF STOCKHOLDERS. Special meetings of stockholders of the Corporation may be called for any purpose and may be held at such date, time and place either within or outside the State of Delaware as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called only by the Chairman of the Board of Directors or the Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.

SECTION 5. NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
ARTICLE V
BOARD OF DIRECTORS
The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
(a) Except as may otherwise be provided by this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) The total number of directors constituting the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors; provided, however, that in no event shall the total number of directors constituting the Board of Directors be less than three (3) nor more than fifteen (15) directors.
(c) Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Corporation then entitled to vote thereon.
(d) Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, and except as otherwise expressly required by applicable law, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the total number of directors constituting the Board of Directors, shall be filled by, and only by, a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause.
(e) Advance notice of nominations for the election of directors and other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT;
LIMITATION OF LIABILITY OF DIRECTORS
SECTION 1. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation, or, while serving as a director of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors. Such rights to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. The rights to indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or an advancement of expenses hereunder may be entitled under the Bylaws, any agreement between the Corporation and such person, vote of stockholders or disinterested directors or otherwise.

SECTION 2. LIMITATION OF LIABILITY OF DIRECTORS. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to the time of such amendment, modification, repeal or adoptions of inconsistent provision.
ARTICLE VII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Certificate of Incorporation or the Bylaws), or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.
ARTICLE VIII
AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS
SECTION 1. AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article VIII.
SECTION 2. AMENDMENTS TO THE BYLAWS. The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE IX
LIMITATION OF LIABILITY OF OFFICERS
To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. If the DGCL is amended after approval of this Article IX to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall adversely affect any right or protection of an officer of the Corporation with respect to any acts or omissions of such officer occurring prior to the time of such amendment, modification, repeal or adoptions of inconsistent provision.

[Signature page on next page]

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this 11th day of July, 2023.
BRIGHTHOUSE FINANCIAL, INC.
By: /s/ Allie Lin
Name: Allie Lin
Title: Executive Vice President and General Counsel

Annex A
CERTIFICATE OF DESIGNATIONS OF
6.600% NON-CUMULATIVE PREFERRED STOCK, SERIES A
OF
BRIGHTHOUSE FINANCIAL, INC.
Brighthouse Financial, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock at a meeting duly convened and held on January 17, 2019 and authorized the formation of a Preferred Stock Terms Committee of the Board of Directors (the “Committee”), and pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, the Committee adopted the following resolution creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the “6.600% Non-Cumulative Preferred Stock, Series A”:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 17, 2019, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the powers (including the voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series, are as follows:
Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.600% Non-Cumulative Preferred Stock, Series A” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.
Section 2. Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 17,000. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.
Section 3. Definitions. As used herein with respect to Series A Preferred Stock:
(a) “Board of Directors” has the meaning specified in the preamble hereto.
(b) “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
(c) “Bylaws” means the Amended and Restated Bylaws of the Corporation, effective August 4, 2017, as the same may be amended or restated from time to time.
(d) “Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.
(e) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) “Committee” has the meaning specified in the preamble hereto.
(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(h) “Corporation” has the meaning specified in the preamble hereto.
(i) “Dividend Payment Date” has the meaning specified in Section 4(a).
(j) “Dividend Period” has the meaning specified in Section 4(a).
(k) “Dividend Record Date” has the meaning specified in Section 4(a).
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Junior Stock” means the Common Stock, and any other class or series of capital stock of the Corporation that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation.
(n) “Liquidation Preference” has the meaning specified in Section 5(b).
(o) “Nonpayment Event” has the meaning specified in Section 7(b).
(p) “Parity Stock” means any class or series of stock of the Corporation (other than Series A Preferred Stock) that ranks equally with the Series A Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation.
(q) “Person” means a legal person, including any individual, corporation, estate, partnership (whether limited or general), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
(r) “Preferred Stock” means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series A Preferred Stock.
(s) “Preferred Stock Director” has the meaning specified in Section 7(b).
(t) “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
(i) the shortening of the length of time the Series A Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series A Preferred Stock; or
(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series A Preferred Stock.
(u) “Registrar” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series A Preferred Stock.

(v) “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the aggregate Stated Amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.
(w) “Series A Preferred Stock” has the meaning specified in Section 1.
(x) “Series A Preferred Stock Certificate” has the meaning specified in Section 12(b).
(y) “Stated Amount” means $25,000 per share of Series A Preferred Stock and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.
(z) “Stock Exchange” means The Nasdaq Stock Market LLC, or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded.
(aa) “Transfer Agent” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series A Preferred Stock.
(bb) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series A Preferred Stock) that rank equally with Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4. Dividends.
(a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series A Preferred Stock at the rate determined as set forth below in this Section 4 applied to the Stated Amount per share of Series A Preferred Stock. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the 25th day of March, June, September and December of each year, commencing on June 25, 2019 (each such date, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series A Preferred Stock shall not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee of the Board of Directors), does not declare a dividend on the Series A Preferred Stock payable in respect of any Dividend Period, then the Corporation will have no obligation to pay a dividend for that Dividend Period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.
Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include March 25, 2019) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable on the Series A Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears—i.e., on the Dividend Payment Date on which such Dividend Period ends, but excludes.

The dividend rate on the Series A Preferred Stock for each Dividend Period shall be a rate per annum equal to 6.600%.
(b) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series A Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series A Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation), and (ii) no monies shall be paid or made available for a sinking fund for the redemption or retirement or Junior Stock, and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (x)(1) as a result of a reclassification or combination of Junior Stock, or (2) the exchange or conversion of one share of Junior Stock, in each case, for or into another share of stock that ranks junior to the Series A Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or (y) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series A Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series A Preferred Stock or any shares of Parity Stock, if any dividends are declared on the Series A Preferred Stock and Parity Stock, all dividends so declared on the Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or payment out of the assets of the Corporation may be made or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).
(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock (other than Series A Preferred Stock) on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Series A Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below,
(i) in whole, but not in part, at any time prior to March 25, 2024 (within 90 days after the occurrence of a Rating Agency Event) at a redemption price equal to $25,500 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series A Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption, or
(ii) (a) in whole, but not in part, at any time prior to March 25, 2024 (within 90 days after the occurrence of a Regulatory Capital Event) or (b) on or after March 25, 2024, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series A Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption.
The redemption price for any shares of Series A Preferred Stock shall be payable on the date of redemption to the holder of any shares represented by certificates only upon surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price as of the date of redemption, but rather shall be paid to the holder of record of the redeemed shares as of the Dividend Record Date on the applicable Dividend Payment Date as provided in Section 4 above.
(b) No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series A Preferred Stock.
(c) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 90 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding anything herein to the contrary, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder of shares of Series A Preferred Stock shall state: (1) the date of redemption; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d) Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series A Preferred Stock is in the form of global Series A Preferred Stock in accordance with the applicable procedures of The Depository Trust Company in compliance with the then-applicable rules of the Stock Exchange). Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof in accordance with the terms and conditions of this Section 6.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest, upon the surrender of the certificate(s) evidencing such shares. Any funds unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7. Voting Rights.
(a) General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b) Right to Elect Two Directors upon Nonpayment Events. If and whenever dividends on any shares of Series A Preferred Stock shall not have been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the Stock Exchange that listed or traded companies must have a majority of independent directors.
In the event that the holders of the Series A Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series A Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.
If and when dividends have been paid in full on the Series A Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series A Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 7), and, if and when any rights of holders of Series A Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, all the Preferred Stock Directors then in office shall automatically cease to be qualified as directors and each of their terms shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
So long as a Nonpayment Event has occurred and is continuing, any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). So long as a Nonpayment Event shall have occurred and is continuing, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) shall be filled by the written consent of the Preferred Stock Director remaining in office, or solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after the occurrence of a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
(c) Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 7(c)) at the time outstanding and entitled to vote thereon, voting together as a single class (in proportion to their respective Stated Amounts), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized number of any shares of, any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;
(ii) Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation or the Bylaws so as to materially and adversely affect the special rights, preferences or voting powers of the Series A Preferred Stock, taken as a whole; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock, (y) a merger or consolidation of the Corporation with another corporation or other entity or (z) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (1) the shares of Series A Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted in such merger or consolidation into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (2) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, and qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences and voting powers, and qualifications, limitations and restrictions, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the number of authorized or issued shares of Series A Preferred Stock or the authorized number of shares of Preferred Stock, or the creation and issuance, or an increase in the authorized or issued number of shares of, any other series of Preferred Stock that does not rank senior to the Series A Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding-up of the Corporation will not be deemed to materially and adversely affect the special rights, preferences or voting powers, or the qualifications, limitations, or restrictions thereof, of the Series A Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance specified in this Section 7(c) would materially and adversely affect the rights, preferences or voting powers of the Series A Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of Voting Preferred Stock, then only the Series A Preferred Stock and such series of Voting Preferred Stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(d) Changes after Provision for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series A Preferred Stock to effect such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time.
Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.
Section 10. No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
Section 12. Form.
(a) Uncertificated Series A Preferred Stock. The shares of the Series A Preferred Stock shall be uncertificated.
(b) Certificated Series A Preferred Stock. If the Board of Directors (or a duly authorized committee of the Board of Directors) shall determine that shares of the Series A Preferred Stock shall be represented by certificates, such certificates may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached to the Certificate of Designations as Exhibit A (the “Series A Preferred Stock Certificate”), which is incorporated in and expressly made a part of the Certificate of Designations. Each Series A Preferred Stock Certificate shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Series A Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

Exhibit A
[FORM OF FACE OF CERTIFICATE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF _______________, TO BRIGHTHOUSE FINANCIAL, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ________________ OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF _____________________ (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, _________________________, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS [GLOBAL] SERIES A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]
A-1

BRIGHTHOUSE FINANCIAL, INC.
Incorporated under the laws of
the State of Delaware

CUSIP: 10922N 400	6.600% NON-CUMULATIVE SHARE
ISIN: US10922N4007	PREFERRED STOCK, SERIES A
THIS CERTIFICATE IS TRANSFERRABLE IN
NEW YORK, NY:
This is to certify that ______________ is the registered owner of _______ shares of fully paid and non-assessable 6.600% Non-Cumulative Preferred Stock, Series A, $0.01 par value and a stated amount of $25,000 per share of Brighthouse Financial, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

BRIGHTHOUSE FINANCIAL, INC.

By:

Name:
Title:

By:

Name:
Title:
[Impression of Corporation Seal]
Countersigned and registered

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Authorized Officer
A-2

[FORM OF REVERSE OF CERTIFICATE]
BRIGHTHOUSE FINANCIAL, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian (Cust) ______________ (Minor) under Uniform Gift to Minors Act _____________ (State)
Additional abbreviations may also be used though not in the above list.
A-3

For Value Received, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.
A-4

Annex B
CERTIFICATE OF DESIGNATIONS OF
6.750% NON-CUMULATIVE PREFERRED STOCK, SERIES B
OF
BRIGHTHOUSE FINANCIAL, INC.
Brighthouse Financial, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock and authorized the formation of a Preferred Stock Terms Committee of the Board of Directors (the “Committee”) by unanimous written consent on March 3, 2020, as ratified and supplemented by resolutions adopted at a meeting of the Board of Directors held on May 12, 2020, and pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, the Committee adopted the following resolution creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the “6.750% Non-Cumulative Preferred Stock, Series B”:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the unanimous written consent of the Board of Directors dated March 3, 2020, as ratified and supplemented by resolutions adopted at a meeting of the Board of Directors held on May 12, 2020, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the powers (including the voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series, are as follows:
Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.750% Non-Cumulative Preferred Stock, Series B” (the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.
Section 2. Number of Shares. The authorized number of shares of Series B Preferred Stock shall be 16,100. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series B Preferred Stock.
Section 3. Definitions. As used herein with respect to Series B Preferred Stock:
(a)     “Board of Directors” has the meaning specified in the preamble hereto.

(b)     “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
(c)     “Bylaws” means the Amended and Restated Bylaws of the Corporation, effective August 4, 2017, as the same may be amended or restated from time to time.
(d)     “Certificate of Designations” means this Certificate of Designations relating to the Series B Preferred Stock, as it may be amended from time to time.
(e)     “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.
(f)     “Committee” has the meaning specified in the preamble hereto.
(g)     “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(h)     “Corporation” has the meaning specified in the preamble hereto.
(i)     “Dividend Payment Date” has the meaning specified in Section 4(a).
(j)     “Dividend Period” has the meaning specified in Section 4(a).
(k)     “Dividend Record Date” has the meaning specified in Section 4(a).
(l)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)     “Junior Stock” means the Common Stock, and any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation.
(n)     “Liquidation Preference” has the meaning specified in Section 5(b).
(o)     “Nonpayment Event” has the meaning specified in Section 7(b).
(p)     “Parity Stock” means the Series A Preferred Stock and any other class or series of stock of the Corporation (other than Series B Preferred Stock) that ranks equally with the Series B Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation.
(q)     “Person” means a legal person, including any individual, corporation, estate, partnership (whether limited or general), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
(r)     “Preferred Stock” means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series B Preferred Stock and the Series A Preferred Stock.
(s)     “Preferred Stock Director” has the meaning specified in Section 7(b).
(t)     “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in:

(i)     the shortening of the length of time the Series B Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock; or
(ii)     the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock.
(u)     “Registrar” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series B Preferred Stock.
(v)     “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the aggregate Stated Amount of the Series B Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.
(w)     “Series A Preferred Stock” means the Corporation’s 6.600% Non-Cumulative Preferred Stock, Series A.
(x)     “Series B Preferred Stock” has the meaning specified in Section 1.
(y)     “Series B Preferred Stock Certificate” has the meaning specified in Section 12(b).
(z)     “Stated Amount” means $25,000 per share of Series B Preferred Stock and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.
(aa)     “Stock Exchange” means The Nasdaq Stock Market LLC, or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded.
(bb)      “Transfer Agent” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series B Preferred Stock.
(cc)     “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series B Preferred Stock are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series B Preferred Stock) that rank equally with Series B Preferred Stock either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4. Dividends.
(a)     Rate. Holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series B Preferred Stock at the rate determined as set forth below in this Section 4 applied to the Stated Amount per share of Series B Preferred Stock. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the 25th day of March, June, September and December of each year, commencing on September 25, 2020 (each such date, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series B Preferred Stock shall not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee of the Board of Directors), does not declare a dividend on the Series B Preferred Stock payable in respect of any Dividend Period, then the Corporation will have no obligation to pay a dividend for that Dividend Period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

Dividends that are payable on Series B Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include May 21, 2020) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable on the Series B Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears—i.e., on the Dividend Payment Date on which such Dividend Period ends, but excludes.
The dividend rate on the Series B Preferred Stock for each Dividend Period shall be a rate per annum equal to 6.750%.
(b)     Priority of Dividends. So long as any shares of Series B Preferred Stock remain outstanding, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series B Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series B Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation), and (ii) no monies shall be paid or made available for a sinking fund for the redemption or retirement of Junior Stock, and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (x)(1) as a result of a reclassification or combination of Junior Stock, or (2) the exchange or conversion of one share of Junior Stock, in each case, for or into another share of stock that ranks junior to the Series B Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or (y) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series B Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series B Preferred Stock or any shares of Parity Stock, if any dividends are declared on the Series B Preferred Stock and Parity Stock, all dividends so declared on the Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a)     Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or payment out of the assets of the Corporation may be made or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b)     Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preferred Stock and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock (other than Series B Preferred Stock) on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).
(c)     Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d)     Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 6. Redemption.
(a)     Optional Redemption. The Series B Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below,
(i)     in whole, but not in part, at any time prior to June 25, 2025 (within 90 days after the occurrence of a Rating Agency Event) at a redemption price equal to $25,500 per share of Series B Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series B Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption, or
(ii)     (a) in whole, but not in part, at any time prior to June 25, 2025 (within 90 days after the occurrence of a Regulatory Capital Event) or (b) on or after June 25, 2025, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series B Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series B Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption.
The redemption price for any shares of Series B Preferred Stock shall be payable on the date of redemption to the holder of any shares represented by certificates only upon surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price as of the date of redemption, but rather shall be paid to the holder of record of the redeemed shares as of the Dividend Record Date on the applicable Dividend Payment Date as provided in Section 4 above.
(b)     No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series B Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series B Preferred Stock.

(c)     Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 90 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notwithstanding anything herein to the contrary, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder of shares of Series B Preferred Stock shall state: (1) the date of redemption; (2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d)     Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series B Preferred Stock is in the form of global Series B Preferred Stock in accordance with the applicable procedures of The Depository Trust Company in compliance with the then-applicable rules of the Stock Exchange). Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof in accordance with the terms and conditions of this Section 6.
(e)     Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest, upon the surrender of the certificate(s) evidencing such shares. Any funds unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7. Voting Rights.
(a)     General. The holders of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b)     Right to Elect Two Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series B Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the Stock Exchange that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series B Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series B Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.
If and when dividends have been paid in full on the Series B Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 7), and, if and when any rights of holders of Series B Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, all the Preferred Stock Directors then in office shall automatically cease to be qualified as directors and each of their terms shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
So long as a Nonpayment Event has occurred and is continuing, any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). So long as a Nonpayment Event shall have occurred and is continuing, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) shall be filled by the written consent of the Preferred Stock Director remaining in office, or solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after the occurrence of a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
(c)     Other Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 7(c)) at the time outstanding and entitled to vote thereon, voting together as a single class (in proportion to their respective Stated Amounts), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)     Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized number of any shares of, any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;
(ii)     Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation or the Bylaws so as to materially and adversely affect the special rights, preferences or voting powers of the Series B Preferred Stock, taken as a whole; or

(iii)     Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of (x) a binding share exchange or reclassification involving the Series B Preferred Stock, (y) a merger or consolidation of the Corporation with another corporation or other entity or (z) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (1) the shares of Series B Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted in such merger or consolidation into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (2) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, and qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences and voting powers, and qualifications, limitations and restrictions, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the number of authorized or issued shares of Series B Preferred Stock or the authorized number of shares of Preferred Stock, or the creation and issuance, or an increase in the authorized or issued number of shares of, any other series of Preferred Stock that does not rank senior to the Series B Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding-up of the Corporation will not be deemed to materially and adversely affect the special rights, preferences or voting powers, or the qualifications, limitations, or restrictions thereof, of the Series B Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance specified in this Section 7(c) would materially and adversely affect the rights, preferences or voting powers of the Series B Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of Voting Preferred Stock, then only the Series B Preferred Stock and such series of Voting Preferred Stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(d)     Changes after Provision for Redemption. No vote or consent of the holders of Series B Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series B Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series B Preferred Stock to effect such redemption, in each case pursuant to Section 6 above.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.
Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.
Section 10. No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
Section 12. Form.
(a)     Uncertificated Series B Preferred Stock. The shares of the Series B Preferred Stock shall be uncertificated.
(b)     Certificated Series B Preferred Stock. If the Board of Directors (or a duly authorized committee of the Board of Directors) shall determine that shares of the Series B Preferred Stock shall be represented by certificates, such certificates may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached to the Certificate of Designations as Exhibit A (the “Series B Preferred Stock Certificate”), which is incorporated in and expressly made a part of the Certificate of Designations. Each Series B Preferred Stock Certificate shall reflect the number of shares of Series B Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Series B Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.
[Remainder of Page Intentionally Left Blank]

Exhibit A
[FORM OF FACE OF CERTIFICATE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF                                 , TO BRIGHTHOUSE FINANCIAL, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF                                  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF                                  (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF,                                                          , HAS AN INTEREST HEREIN.
TRANSFERS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

A-1

BRIGHTHOUSE FINANCIAL, INC.
Incorporated under the laws of
the State of Delaware

CUSIP: 10922N 608	6.750% NON-CUMULATIVE SHARE
ISIN: US10922N6085	PREFERRED STOCK, SERIES B
THIS CERTIFICATE IS TRANSFERRABLE IN
NEW YORK, NY:
This is to certify that                                  is the registered owner of                          shares of fully paid and non-assessable 6.750% Non-Cumulative Preferred Stock, Series B, $0.01 par value and a stated amount of $25,000 per share of Brighthouse Financial, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:
[Impression of Corporation Seal]
Countersigned and registered
COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Officer

A-2

[FORM OF REVERSE OF CERTIFICATE]
BRIGHTHOUSE FINANCIAL, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gift to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

A-3

For Value Received, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

A-4

Annex C
CERTIFICATE OF DESIGNATIONS OF
5.375% NON-CUMULATIVE PREFERRED STOCK, SERIES C
OF
BRIGHTHOUSE FINANCIAL, INC.
Brighthouse Financial, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock and authorized the formation of a Preferred Stock Terms Committee of the Board of Directors (the “Committee”) at a meeting duly convened and held on November 2, 2020, and pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, the Committee adopted the following resolution creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the “5.375% Non-Cumulative Preferred Stock, Series C”:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions adopted by the Board of Directors at a meeting of the Board of Directors duly called and held on November 2, 2020, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the powers (including the voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series, are as follows:
Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.375% Non-Cumulative Preferred Stock, Series C” (the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.
Section 2. Number of Shares. The authorized number of shares of Series C Preferred Stock shall be 23,000. Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series C Preferred Stock.
Section 3. Definitions. As used herein with respect to Series C Preferred Stock:
(a) “Board of Directors” has the meaning specified in the preamble hereto.
(b) “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
(c) “Bylaws” means the Amended and Restated Bylaws of the Corporation, effective August 4, 2017, as the same may be amended or restated from time to time.
(d) “Certificate of Designations” means this Certificate of Designations relating to the Series C Preferred Stock, as it may be amended from time to time.
(e) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.
(f) “Committee” has the meaning specified in the preamble hereto.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(h) “Corporation” has the meaning specified in the preamble hereto.
(i) “Dividend Payment Date” has the meaning specified in Section 4(a).
(j) “Dividend Period” has the meaning specified in Section 4(a).
(k) “Dividend Record Date” has the meaning specified in Section 4(a).
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Junior Stock” means the Common Stock, and any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation.
(n) “Liquidation Preference” has the meaning specified in Section 5(b).
(o) “Nonpayment Event” has the meaning specified in Section 7(b).
(p) “Parity Stock” means the Series A Preferred Stock, Series B Preferred Stock and any other class or series of stock of the Corporation (other than Series C Preferred Stock) that ranks equally with the Series C Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation.
(q) “Person” means a legal person, including any individual, corporation, estate, partnership (whether limited or general), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
(r) “Preferred Stock” means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
(s) “Preferred Stock Director” has the meaning specified in Section 7(b).
(t) “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:
(i) the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series C Preferred Stock; or
(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series C Preferred Stock.
(u) “Registrar” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series C Preferred Stock.
(v) “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the aggregate Stated Amount of the Series C Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.

(w) “Series A Preferred Stock” means the Corporation’s 6.600% Non-Cumulative Preferred Stock, Series A.
(x) “Series B Preferred Stock” means the Corporation’s 6.750% Non-Cumulative Preferred Stock, Series B.
(y) “Series C Preferred Stock” has the meaning specified in Section 1.
(z) “Series C Preferred Stock Certificate” has the meaning specified in Section 12(b).
(aa) “Stated Amount” means $25,000 per share of Series C Preferred Stock and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.
(bb) “Stock Exchange” means The Nasdaq Stock Market LLC, or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded.
(cc) “Transfer Agent” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series C Preferred Stock.
(dd) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series C Preferred Stock are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series C Preferred Stock) that rank equally with Series C Preferred Stock either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4. Dividends.
(a) Rate. Holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series C Preferred Stock at the rate determined as set forth below in this Section 4 applied to the Stated Amount per share of Series C Preferred Stock. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the 25th day of March, June, September and December of each year, commencing on March 25, 2021 (each such date, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series C Preferred Stock shall not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee of the Board of Directors), does not declare a dividend on the Series C Preferred Stock payable in respect of any Dividend Period, then the Corporation will have no obligation to pay a dividend for that Dividend Period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.
Dividends that are payable on Series C Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include November 20, 2020) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable on the Series C Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears—i.e., on the Dividend Payment Date on which such Dividend Period ends, but excludes.
The dividend rate on the Series C Preferred Stock for each Dividend Period shall be a rate per annum equal to 5.375%.

(b) Priority of Dividends. So long as any shares of Series C Preferred Stock remain outstanding, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series C Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series C Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation), and (ii) no monies shall be paid or made available for a sinking fund for the redemption or retirement of Junior Stock, and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (x)(1) as a result of a reclassification or combination of Junior Stock, or (2) the exchange or conversion of one share of Junior Stock, in each case, for or into another share of stock that ranks junior to the Series C Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or (y) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series C Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series C Preferred Stock or any shares of Parity Stock, if any dividends are declared on the Series C Preferred Stock and Parity Stock, all dividends so declared on the Series C Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or payment out of the assets of the Corporation may be made or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).
(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series C Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series C Preferred Stock and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock (other than Series C Preferred Stock) on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Series C Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series C Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below,
(i) in whole, but not in part, at any time prior to December 25, 2025 (within 90 days after the occurrence of a Rating Agency Event) at a redemption price equal to $25,500 per share of Series C Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series C Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption, or
(ii) (a) in whole, but not in part, at any time prior to December 25, 2025 (within 90 days after the occurrence of a Regulatory Capital Event) or (b) on or after December 25, 2025, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series C Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series C Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption.
The redemption price for any shares of Series C Preferred Stock shall be payable on the date of redemption to the holder of any shares represented by certificates only upon surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price as of the date of redemption, but rather shall be paid to the holder of record of the redeemed shares as of the Dividend Record Date on the applicable Dividend Payment Date as provided in Section 4 above.
(b) No Sinking Fund. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series C Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series C Preferred Stock.
(c) Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 90 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Notwithstanding anything herein to the contrary, if the Series C Preferred Stock or any depositary shares representing interests in the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder of shares of Series C Preferred Stock shall state: (1) the date of redemption; (2) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d) Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series C Preferred Stock is in the form of global Series C Preferred Stock in accordance with the applicable procedures of The Depository Trust Company in compliance with the then-applicable rules of the Stock Exchange). Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof in accordance with the terms and conditions of this Section 6.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest, upon the surrender of the certificate(s) evidencing such shares. Any funds unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7. Voting Rights.
(a) General. The holders of Series C Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b) Right to Elect Two Directors upon Nonpayment Events. If and whenever dividends on any shares of Series C Preferred Stock shall not have been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series C Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the Stock Exchange that listed or traded companies must have a majority of independent directors.
In the event that the holders of the Series C Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series C Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.
If and when dividends have been paid in full on the Series C Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 7), and, if and when any rights of holders of Series C Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, all the Preferred Stock Directors then in office shall automatically cease to be qualified as directors and each of their terms shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

So long as a Nonpayment Event has occurred and is continuing, any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). So long as a Nonpayment Event shall have occurred and is continuing, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) shall be filled by the written consent of the Preferred Stock Director remaining in office, or solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after the occurrence of a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
(c) Other Voting Rights. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 7(c)) at the time outstanding and entitled to vote thereon, voting together as a single class (in proportion to their respective Stated Amounts), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized number of any shares of, any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;
(ii) Amendment of Series C Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation or the Bylaws so as to materially and adversely affect the special rights, preferences or voting powers of the Series C Preferred Stock, taken as a whole; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of (x) a binding share exchange or reclassification involving the Series C Preferred Stock, (y) a merger or consolidation of the Corporation with another corporation or other entity or (z) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (1) the shares of Series C Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted in such merger or consolidation into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (2) such shares of Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, and qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences and voting powers, and qualifications, limitations and restrictions, of the Series C Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the number of authorized or issued shares of Series C Preferred Stock or the authorized number of shares of Preferred Stock, or the creation and issuance, or an increase in the authorized or issued number of shares of, any other series of Preferred Stock that does not rank senior to the Series C Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding-

up of the Corporation will not be deemed to materially and adversely affect the special rights, preferences or voting powers, or the qualifications, limitations, or restrictions thereof, of the Series C Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance specified in this Section 7(c) would materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of Voting Preferred Stock, then only the Series C Preferred Stock and such series of Voting Preferred Stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(d) Changes after Provision for Redemption. No vote or consent of the holders of Series C Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series C Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series C Preferred Stock to effect such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time.
Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series C Preferred Stock may deem and treat the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.
Section 10. No Preemptive Rights. No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Other Rights. The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
Section 12. Form.
(a) Uncertificated Series C Preferred Stock. The shares of the Series C Preferred Stock shall be uncertificated.
(b) Certificated Series C Preferred Stock. If the Board of Directors (or a duly authorized committee of the Board of Directors) shall determine that shares of the Series C Preferred Stock shall be represented by certificates, such certificates may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached to the Certificate of Designations as Exhibit A (the “Series C Preferred Stock Certificate”), which is incorporated in and expressly made a part of the Certificate of Designations. Each Series C Preferred Stock Certificate shall reflect the number of shares of Series C Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Series C Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

[Remainder of Page Intentionally Left Blank]

Exhibit A
[FORM OF FACE OF CERTIFICATE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF                                          , TO BRIGHTHOUSE FINANCIAL, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF                                           OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF                                           (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF,                                          , HAS AN INTEREST HEREIN.
TRANSFERS OF THIS [GLOBAL] SERIES C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

BRIGHTHOUSE FINANCIAL, INC.
Incorporated under the laws of
the State of Delaware

CUSIP: 10922N 806	5.375% NON-CUMULATIVE SHARE
ISIN: US10922N8065	PREFERRED STOCK, SERIES C
THIS CERTIFICATE IS TRANSFERRABLE IN
NEW YORK, NY:
This is to certify that                                           is the registered owner of                  shares of fully paid and non-assessable 5.375% Non-Cumulative Preferred Stock, Series C, $0.01 par value and a stated amount of $25,000 per share of Brighthouse Financial, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:
[Impression of Corporation Seal]
Countersigned and registered
COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]
BRIGHTHOUSE FINANCIAL, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gift to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Annex D
CERTIFICATE OF DESIGNATIONS OF
4.625% NON-CUMULATIVE PREFERRED STOCK, SERIES D
OF
BRIGHTHOUSE FINANCIAL, INC.
Brighthouse Financial, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock and authorized the formation of a Preferred Stock Terms Committee of the Board of Directors (the “Committee”) at a meeting duly convened and held on November 1, 2021, and pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, the Committee adopted the following resolution creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the “4.625% Non-Cumulative Preferred Stock, Series D”:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions adopted by the Board of Directors at a meeting of the Board of Directors duly called and held on November 1, 2021, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the powers (including the voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series, are as follows:
Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “4.625% Non-Cumulative Preferred Stock, Series D” (the “Series D Preferred Stock”). Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.
Section 2. Number of Shares. The authorized number of shares of Series D Preferred Stock shall be 14,000. Shares of Series D Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series D Preferred Stock.
Section 3. Definitions. As used herein with respect to Series D Preferred Stock:
(a) “Board of Directors” has the meaning specified in the preamble hereto.
(b) “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
(c) “Bylaws” means the Amended and Restated Bylaws of the Corporation, effective August 4, 2017, as the same may be amended or restated from time to time.
(d) “Certificate of Designations” means this Certificate of Designations relating to the Series D Preferred Stock, as it may be amended from time to time.
(e) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) “Committee” has the meaning specified in the preamble hereto.
(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(h) “Corporation” has the meaning specified in the preamble hereto.
(i) “Dividend Payment Date” has the meaning specified in Section 4(a).
(j) “Dividend Period” has the meaning specified in Section 4(a).
(k) “Dividend Record Date” has the meaning specified in Section 4(a).
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Junior Stock” means the Common Stock, and any other class or series of capital stock of the Corporation that ranks junior to the Series D Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation.
(n) “Liquidation Preference” has the meaning specified in Section 5(b).
(o) “Nonpayment Event” has the meaning specified in Section 7(b).
(p) “Parity Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other class or series of stock of the Corporation (other than Series D Preferred Stock) that ranks equally with the Series D Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation.
(q) “Person” means a legal person, including any individual, corporation, estate, partnership (whether limited or general), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
(r) “Preferred Stock” means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.
(s) “Preferred Stock Director” has the meaning specified in Section 7(b).
(t) “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series D Preferred Stock, which amendment, clarification or change results in:
(i) the shortening of the length of time the Series D Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series D Preferred Stock; or
(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series D Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series D Preferred Stock.
(u) “Registrar” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series D Preferred Stock.
(v) “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the aggregate Stated Amount of the Series D Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.

(w) “Series A Preferred Stock” means the Corporation’s 6.600% Non-Cumulative Preferred Stock, Series A.
(x) “Series B Preferred Stock” means the Corporation’s 6.750% Non-Cumulative Preferred Stock, Series B.
(y) “Series C Preferred Stock” means the Corporation’s 5.375% Non-Cumulative Preferred Stock, Series C.
(z) “Series D Preferred Stock” has the meaning specified in Section 1.
(aa) “Series D Preferred Stock Certificate” has the meaning specified in Section 12(b).
(bb) “Stated Amount” means $25,000 per share of Series D Preferred Stock and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.
(cc) “Stock Exchange” means The Nasdaq Stock Market LLC, or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded.
(dd) “Transfer Agent” means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series D Preferred Stock.
(ee) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series D Preferred Stock are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series D Preferred Stock) that rank equally with Series D Preferred Stock either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4. Dividends.
(a) Rate. Holders of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series D Preferred Stock at the rate determined as set forth below in this Section 4 applied to the Stated Amount per share of Series D Preferred Stock. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the 25th day of March, June, September and December of each year, commencing on March 25, 2022 (each such date, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series D Preferred Stock shall not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee of the Board of Directors), does not declare a dividend on the Series D Preferred Stock payable in respect of any Dividend Period, then the Corporation will have no obligation to pay a dividend for that Dividend Period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.
Dividends that are payable on Series D Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series D Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include November 22, 2021) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable on the Series D Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears—i.e., on the Dividend Payment Date on which such Dividend Period ends, but excludes.
The dividend rate on the Series D Preferred Stock for each Dividend Period shall be a rate per annum equal to 4.625%.

(b) Priority of Dividends. So long as any shares of Series D Preferred Stock remain outstanding, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series D Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series D Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation), and (ii) no monies shall be paid or made available for a sinking fund for the redemption or retirement of Junior Stock, and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (x)(1) as a result of a reclassification or combination of Junior Stock, or (2) the exchange or conversion of one share of Junior Stock, in each case, for or into another share of stock that ranks junior to the Series D Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or (y) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series D Preferred Stock in the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Corporation).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series D Preferred Stock or any shares of Parity Stock, if any dividends are declared on the Series D Preferred Stock and Parity Stock, all dividends so declared on the Series D Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series D Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series D Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or payment out of the assets of the Corporation may be made or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).
(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series D Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series D Preferred Stock and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock (other than Series D Preferred Stock) on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series D Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Series D Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series D Preferred Stock at the time outstanding, upon notice given as provided in Section 6(c) below,
(i) in whole, but not in part, at any time prior to December 25, 2026 (within 90 days after the occurrence of a Rating Agency Event) at a redemption price equal to $25,500 per share of Series D Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series D Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption, or
(ii) (a) in whole, but not in part, at any time prior to December 25, 2026 (within 90 days after the occurrence of a Regulatory Capital Event) or (b) on or after December 25, 2026, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series D Preferred Stock, plus (except as provided below) an amount equal to any dividends per share of Series D Preferred Stock that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, the date of redemption.
The redemption price for any shares of Series D Preferred Stock shall be payable on the date of redemption to the holder of any shares represented by certificates only upon surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price as of the date of redemption, but rather shall be paid to the holder of record of the redeemed shares as of the Dividend Record Date on the applicable Dividend Payment Date as provided in Section 4 above.
(b) No Sinking Fund. The Series D Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series D Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series D Preferred Stock.
(c) Notice of Redemption. Notice of every redemption of shares of Series D Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 90 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Notwithstanding anything herein to the contrary, if the Series D Preferred Stock or any depositary shares representing interests in the Series D Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series D Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder of shares of Series D Preferred Stock shall state: (1) the date of redemption; (2) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d) Partial Redemption. In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series D Preferred Stock is in the form of global Series D Preferred Stock in accordance with the applicable procedures of The Depository Trust Company in compliance with the then-applicable rules of the Stock Exchange). Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof in accordance with the terms and conditions of this Section 6.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest, upon the surrender of the certificate(s) evidencing such shares. Any funds unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7. Voting Rights.
(a) General. The holders of Series D Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b) Right to Elect Two Directors upon Nonpayment Events. If and whenever dividends on any shares of Series D Preferred Stock shall not have been declared and paid in an aggregate amount equal to full dividends for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series D Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the Stock Exchange that listed or traded companies must have a majority of independent directors.
In the event that the holders of the Series D Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series D Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series D Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.
If and when dividends have been paid in full on the Series D Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series D Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 7), and, if and when any rights of holders of Series D Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, all the Preferred Stock Directors then in office shall automatically cease to be qualified as directors and each of their terms shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
So long as a Nonpayment Event has occurred and is continuing, any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). So long as a Nonpayment Event shall have occurred and is continuing, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) shall be filled by the written consent of the Preferred Stock Director remaining in office, or solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and Voting Preferred Stock, voting together as a single class (in proportion to their respective Stated Amounts). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after the occurrence of a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
(c) Other Voting Rights. So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 7(c)) at the time outstanding and entitled to vote thereon, voting together as a single class (in proportion to their respective Stated Amounts), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized number of any shares of, any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to the Series D Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;
(ii) Amendment of Series D Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation or the Bylaws so as to materially and adversely affect the special rights, preferences or voting powers of the Series D Preferred Stock, taken as a whole; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of (x) a binding share exchange or reclassification involving the Series D Preferred Stock, (y) a merger or consolidation of the Corporation with another corporation or other entity or (z) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (1) the shares of Series D Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted in such merger or consolidation into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (2) such shares of Series D Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, and qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences and voting powers, and qualifications, limitations and restrictions, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the number of authorized or issued shares of Series D Preferred Stock or the authorized number of shares of Preferred Stock, or the creation and issuance, or an increase in the authorized or issued number of shares of, any other series of Preferred Stock that does not rank senior to the Series D Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding-up of the Corporation will not be deemed to materially and adversely affect the special rights, preferences or voting powers, or the qualifications, limitations, or restrictions thereof, of the Series D Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance specified in this Section 7(c) would materially and adversely affect the rights, preferences or voting powers of the Series D Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of Voting Preferred Stock, then only the Series D Preferred Stock and such series of Voting Preferred Stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(d) Changes after Provision for Redemption. No vote or consent of the holders of Series D Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series D Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series D Preferred Stock to effect such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series D Preferred Stock is listed or traded at the time.
Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series D Preferred Stock may deem and treat the record holder of any share of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.
Section 10. No Preemptive Rights. No share of Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Other Rights. The shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
Section 12. Form.
(a) Uncertificated Series D Preferred Stock. The shares of the Series D Preferred Stock shall be uncertificated.
(b) Certificated Series D Preferred Stock. If the Board of Directors (or a duly authorized committee of the Board of Directors) shall determine that shares of the Series D Preferred Stock shall be represented by certificates, such certificates may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached to the Certificate of Designations as Exhibit A (the “Series D Preferred Stock Certificate”), which is incorporated in and expressly made a part of the Certificate of Designations. Each Series D Preferred Stock Certificate shall reflect the number of shares of Series D Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Series D Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.
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Exhibit A
[FORM OF FACE OF CERTIFICATE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF _______________, TO BRIGHTHOUSE FINANCIAL, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ________________ OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF _____________________ (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, _________________________, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS [GLOBAL] SERIES D PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES D PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

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BRIGHTHOUSE FINANCIAL, INC.
Incorporated under the laws of
the State of Delaware

CUSIP: 10922N 871	4.625% NON-CUMULATIVE SHARE
ISIN: US10922N8719	PREFERRED STOCK, SERIES D
THIS CERTIFICATE IS TRANSFERRABLE IN
NEW YORK, NY:
This is to certify that ______________ is the registered owner of _______ shares of fully paid and non-assessable 4.625% Non-Cumulative Preferred Stock, Series D, $0.01 par value and a stated amount of $25,000 per share of Brighthouse Financial, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

[Impression of Corporation Seal]

Countersigned and registered

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Officer

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[FORM OF REVERSE OF CERTIFICATE]
BRIGHTHOUSE FINANCIAL, INC.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	Custodian (Cust) ______________ (Minor) under Uniform Gift to Minors Act
_____________	(State)
Additional abbreviations may also be used though not in the above list.

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For Value Received, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

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